Exhibit 99.1

News Release

Commercial Metals Company Announces Cash Tender Offer for up to $130 million in Aggregate Principal Amount of its 4.875% Senior Notes Due 2023

IRVING, Texas, October 27, 2022 /PRNewswire/ – Commercial Metals Company (NYSE: CMC) (“CMC”) announced today that it has commenced a cash tender offer (the “Tender Offer”) to purchase up to $130 million in aggregate principal amount (the “Tender Cap”) of its outstanding 4.875% Senior Notes due 2023 (the “2023 Notes”).

No more than the Tender Cap of 2023 Notes validly tendered and accepted for purchase will be purchased in the Tender Offer. The Tender Offer will expire at 12:00 midnight, New York City Time, at the end of the day on November 25, 2022, unless extended or earlier terminated by CMC (the “Expiration Time”). Tendered 2023 Notes may be withdrawn from the Tender Offer on or prior to, but not after, 5:00 p.m., New York City Time, on November 9, 2022 (the “Withdrawal Deadline”) except as required by law.

			Consideration per $1,000 Principal Amount of Notes Tendered
CUSIP Number	Principal Amount Outstanding	Tender Cap	Tender Offer Consideration	Early Tender Payment	Total Consideration
201723AK9	$330,000,000	$130,000,000	$968.50	$30.00	$998.50

Under the terms of the Tender Offer, holders who validly tender their 2023 Notes at or prior to 5:00 p.m., New York City Time, on November 9, 2022 (the “Early Tender Time”) and do not withdraw their 2023 Notes prior to the Withdrawal Deadline will be eligible to receive the total consideration of $998.50 per $1,000 principal amount of 2023 Notes tendered and accepted for purchase (the “Total Consideration”), which includes the early tender payment of $30.00 per $1,000 principal amount of 2023 Notes tendered and accepted for purchase (the “Early Tender Payment”). Holders who validly tender their 2023 Notes after the Early Tender Time but at or prior to the Expiration Time will be entitled to receive the tender offer consideration equal to the Total Consideration less the Early Tender Payment (the “Tender Offer Consideration”). In addition to the Total Consideration or the Tender Offer Consideration, as applicable, holders of 2023 Notes that are accepted in the Tender Offer will receive accrued and unpaid interest from and including the last interest payment date, and up to, but not including, the applicable settlement date.

CMC’s obligation to accept for purchase, and to pay for, 2023 Notes validly tendered is subject to certain conditions. CMC may waive any of the conditions if they are not satisfied.

Subject to the satisfaction or waiver of certain conditions, CMC reserves the right, following the Early Tender Time, to accept for purchase prior to the Expiration Time all 2023 Notes, subject to the Tender Cap, validly tendered on or prior to the Early Tender Time and not validly withdrawn prior to the Withdrawal Deadline (an “Early Settlement Election”). CMC will announce whether it intends to exercise the Early Settlement Election following the Early Tender Time. If CMC exercises the Early Settlement Election, CMC currently expects the settlement date for 2023 Notes tendered at or prior to the Early Tender Time to be promptly after the exercise of the Early Settlement Election. The settlement date for 2023 Notes tendered after the Early Tender Time but at or prior to the Expiration Time, and accepted by CMC for purchase in the Tender Offer will occur promptly after the Expiration Time.

If the purchase of all validly tendered 2023 Notes on the applicable settlement date would cause CMC to purchase a principal amount greater than the Tender Cap of the 2023 Notes, then the Tender Offer will be oversubscribed and CMC, if it accepts 2023 Notes for purchase in the Tender Offer, will accept for purchase tendered 2023 Notes on a prorated basis as described in the offer to purchase dated October 27, 2022 (the “Offer to Purchase”). If the Tender Cap is reached in respect of tenders of 2023 Notes made at or prior to the Early Tender Time, no 2023 Notes that are tendered after the Early Tender Time will be accepted for purchase unless the Tender Cap is increased by CMC, in its sole discretion.

CMC reserves the right, but is under no obligation, to increase the Tender Cap at any time, subject to compliance with applicable law.

The Tender Offer is being made pursuant to the Offer to Purchase, which more fully sets forth the terms and conditions of the Tender Offer. Holders are urged to read the Offer to Purchase carefully before making any decision with respect to the Tender Offer. Requests for documents relating to the Tender Offer may be directed to Global Bondholder Services Corporation, the Depositary and Information Agent, at (855) 654-2014 (toll-free) or (212) 430-3774 (collect). Citigroup Global Markets Inc. will act as Dealer Manager for the Tender Offer. Questions regarding the Tender Offer may be directed to Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect).

None of CMC, its board of directors, its officers, the Dealer Manager, the Depositary, the Information Agent or the trustee of the 2023 Notes, or any of their respective affiliates, makes any recommendation that holders tender or refrain from tendering all or any portion of the principal amount of their 2023 Notes, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender their 2023 Notes and, if so, the principal amount of 2023 Notes to tender. The Tender Offer is made only by the Offer to Purchase. This press release is neither an offer to purchase nor a solicitation of an offer to sell any 2023 Notes in the Tender Offer or an offer to sell or a solicitation of an offer to buy any security. The Tender Offer is not being made to holders of 2023 Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About Commercial Metals Company

Commercial Metals Company and its subsidiaries manufacture, recycle and fabricate steel and metal products and provide related materials and services through a network of facilities that includes seven electric arc furnace (“EAF”) mini mills, two EAF micro mills, one rerolling mill, steel fabrication and processing plants, construction-related product warehouses, and metal recycling facilities in the United States and Poland. Through its Tensar division, CMC is a leading global provider of innovative ground and soil stabilization solutions selling into more than 80 national markets through its two major product lines: Tensar® geogrids and Geopier® foundation systems.

Forward-Looking Statements

This news release contains “forward-looking statements” which involve risks and uncertainties with respect to CMC’s expectations concerning the tender offer for the 2023 Notes. These forward-looking statements can generally be identified by phrases such as we or our management “expects,” “anticipates,” “believes,” “estimates,” “future,” “intends,” “may,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” or other similar words or phrases. There are inherent risks and uncertainties in any forward-looking statements. We caution readers not to place undue reliance on any forward-looking statements.

Our forward-looking statements are based on management’s expectations and beliefs as of the time this news release was prepared. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or circumstances or any other changes. Important factors that could cause actual results to differ materially from our expectations include those described in our filings with the Securities and Exchange Commission, including, but not limited to, in Part I, Item 1A, “Risk Factors” of our annual report on Form 10-K for the fiscal year ended August 31, 2022, and Part II, Item 1A, “Risk Factors” of our subsequent quarterly reports on Form 10-Q, as well as the following: the satisfaction or waiver of closing conditions with respect to the tender offer for the 2023 Notes; changes in economic conditions which affect demand for our products or construction activity generally, and the impact of such changes on the highly cyclical steel industry; rapid and significant changes in the price of metals, potentially impairing our inventory values due to declines in commodity prices or reducing the profitability of our downstream contracts due to rising commodity pricing; impacts from COVID-19 on the economy, demand for our products, global supply chain and on our operations, including the responses of governmental authorities to contain COVID-19 and the impact of various COVID-19 vaccines; excess capacity in our industry, particularly in China, and product availability from competing steel mills and other steel suppliers including import quantities and pricing; the impact of the Russian invasion of Ukraine on the global economy, energy supplies and raw materials, which is uncertain, but may prove to negatively impact our business and operations; increased attention to environmental, social and governance (“ESG”) matters, including any targets or ESG or environmental justice initiatives; compliance with and changes in existing and future laws, regulations and other legal requirements and judicial decisions that govern our business, including increased environmental regulations associated with climate change and greenhouse gas emissions; involvement in various environmental matters that may result in fines, penalties or judgments; evolving remediation technology, changing regulations, possible third-party contributions, the inherent uncertainties of the estimation process and other factors that may impact amounts accrued for environmental liabilities; potential limitations in our or our customers’ abilities to access credit and non-compliance of their contractual obligations, including payment obligations; activity in repurchasing shares of our common stock under our repurchase program; financial covenants and restrictions on the operation of our business contained in agreements governing our debt; our ability to successfully identify, consummate and integrate acquisitions and realize any of or all of the anticipated synergies or other benefits of acquisitions; the effects that acquisitions may have on our financial leverage; risks associated with acquisitions generally, such as the inability to obtain, or delays in obtaining, required approvals under applicable antitrust legislation and other regulatory and third party consents and approvals; operating and startup risks, as well as market risks associated with the commissioning of new projects could prevent us from realizing anticipated benefits and could result in a loss of all or a substantial part of our investments; lower than expected future levels of revenues and higher than expected future costs; failure or inability to implement growth strategies in a timely manner; impact of goodwill or other indefinite lived intangible asset impairment charges; impact of long-lived asset impairment charges; currency fluctuations; global factors, such as trade measures, military conflicts and political uncertainties, including changes to current trade regulations, such as Section 232 trade tariffs and quotas, tax legislation and other regulations which might adversely impact our business; availability and pricing of electricity, electrodes and natural gas for mill operations; ability to hire and retain key executives and other employees; competition from other materials or from competitors that have a lower cost structure or access to greater financial resources; information technology interruptions and breaches in security; ability to make necessary capital expenditures; availability and pricing of raw materials and other items over which we exert little influence, including scrap metal, energy and insurance; unexpected equipment failures; losses or limited potential gains due to hedging transactions; litigation claims and settlements, court decisions, regulatory rulings and legal compliance risks; risk of injury or death to employees, customers or other visitors to our operations; and civil unrest, protests and riots.

SOURCE: Commercial Metals Company